As filed with the Securities and Exchange Commission on May 24, 1999.

                                                  Registration No. 33-90964


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------

                 POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ----------------------

                      SIMPSON MANUFACTURING CO., INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

               Delaware                                94-3196943
   -------------------------------                --------------------
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification No.)


         4637 Chabot Drive, Suite 200, Pleasanton, California 94588
         ----------------------------------------------------------
           (Address of Principal Executive Offices)    (Zip Code)

                1995 INDEPENDENT DIRECTOR STOCK OPTION PLAN
                -------------------------------------------
                          (Full title of the plan)

                              Stephen B. Lamson
                           Chief Financial Officer
                        4637 Chabot Drive, Suite 200
                            Pleasanton, CA  94588
                   (Name and address of agent for service)

                               (925) 460-9912
        (Telephone number, including area code, of agent for service)

     This Registration Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

     This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Simpson Manufacturing Co., Inc., a Delaware corporation (the "Company"), of the contents of the Form S-8 Registration Statement, Registration No. 33-90964, filed on October 6, 1997, by Simpson Manufacturing Co., Inc. ("Simpson California"). In accordance with
Section 252 of the Delaware General Corporation Law, the Company is the surviving corporation of a merger of Simpson California with and into the Company (the "Merger") for the sole purpose of changing the state of incorporation of Simpson California from the State of California to the State of Delaware. In the Merger, which was consummated on May 21, 1999, each share of capital stock of Simpson California was converted into one share of capital stock of the Company.

     In accordance with Rule 414, the Company, as the successor issuer, hereby expressly adopts this registration statement, as well as the employee benefit plan to which it relates, of Simpson California as its own for all purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

     The registration fees were paid at the time of the original filing of this registration statement.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of the director's
fiduciary duty.   While this statute does not change directors' fiduciary
duty, it enables corporations to limit available relief to equitable
remedies such as injunction or rescission.   The statute has no effect on
a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal
benefit.   As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation that eliminate to the fullest extent permitted under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their fiduciary duty.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, employees and agents of a corporation and persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise. The Company's Certificate of Incorporation provides for the Company's indemnification of its directors and officers to the fullest extent permitted under Delaware law. In addition, the Company's Bylaws provide for the Company's indemnification, to the fullest extent permitted under Delaware law, of its directors, officers, employees and agents, persons who are or were serving at the Company's request as directors, officers, managers, partners, trustees, employees or agents of another corporation, partnership, joint venture, trust or other organization or enterprise, and persons who were directors or officers of a corporation that was a predecessor corporation of the Company or another enterprise at the request of such predecessor corporation.

     The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines and settlement amounts actually and reasonably incurred in connection with any proceeding (including derivative actions in certain cases), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person was or is a director, officer, employee, agent or fiduciary of the Company or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the
Company's request.   The indemnification agreements also set forth certain
procedures that will apply in the event of a claim for indemnification thereunder.


ITEM 8.  EXHIBIT.

     24.1*  Power of Attorney

*    See signature page for power of attorney from one director;
     previously filed for other signatories.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on May 24, 1999.

                                       SIMPSON MANUFACTURING CO., INC.
                                       (Registrant)



                                       By: /s/STEPHEN B. LAMSON
                                           ---------------------------
                                                Stephen B. Lamson
                                             Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                        DATE



/s/THOMAS J FITZMYERS*                           May 24, 1999
----------------------------------
        Thomas J Fitzmyers,
President, Chief Executive Officer
 and Director (Principal Executive
             Officer)


/s/STEPHEN B. LAMSON                             May 24, 1999
----------------------------------
        Stephen B. Lamson,
Chief Financial Officer, Treasurer,
 and Director (Principal Financial
      and Accounting Officer)


/s/BARCLAY SIMPSON*                              May 24, 1999
----------------------------------
         Barclay Simpson,
             Director


/s/EARL F. CHEIT*                                May 24, 1999
----------------------------------
          Earl F. Cheit,
             Director

/s/SUNNE WRIGHT McPEAK*                          May 24, 1999
----------------------------------
       Sunne Wright McPeak,
             Director


/s/BARRY LAWSON WILLIAMS*                        May 24, 1999
----------------------------------
      Barry Lawson Williams,
             Director


/s/STEPHEN B. LAMSON                             May 24, 1999
----------------------------------
        Stephen B. Lamson
        Attorney-in-Fact


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Stephen B. Lamson his attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following person in the capacity and on the date indicated:


SIGNATURE                                        DATE


/s/PETER N. LOURAS                               May 24, 1999
----------------------------------
         Peter N. Louras,
             Director